Exhibit 99.2

Execution Version

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 29, 2018, is entered into by and among Moody’s Corporation, a Delaware corporation (“Parent”), Moody’s Analytics Maryland Corp., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that for purposes of Schedule A, all options, restricted stock awards and other similar securities are included even if unvested or not exercisable) of the number of (i) shares of Common Stock, (ii) Company Options and (iii) Company RSUs, in each case set forth opposite such Stockholder’s name on Schedule A (all such shares of Common Stock, Company Options and Company RSUs set forth on Schedule A next to such Stockholder’s name, together with any shares of Common Stock that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the expiration of the Offer, including, for the avoidance of doubt, any shares of Common Stock acquired or otherwise beneficially owned by such Stockholder after the exercise of Company Options or vesting of Company RSUs after the date hereof and prior to the expiration of the Offer, but excluding for the avoidance of doubt any shares of Common Stock upon a Permitted Transfer (as defined below) of such shares, being referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and Reis, Inc., a Maryland corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (i) Merger Sub to commence the Offer and (ii) following the consummation of the Offer, the merger of Merger Sub with and into the Company, with the Company being the surviving entity of the merger (the “Merger”), in each case upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to such Stockholder’s Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

Section 1.1 Agreement to Tender. Subject to the terms of this Agreement, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, each Stockholder agrees (i) to promptly (and, in any event, not later than ten (10) Business Days after commencement of the Offer) validly tender or cause to be validly tendered in the Offer all of such Stockholder’s Subject Shares (other than a number of such Stockholder’s Subject Shares which does not exceed the maximum number of Subject Shares permitted to be Transferred pursuant to Section 4.1(b) hereof, provided that any such Subject Shares shall be tendered into the Offer by the transferee thereof as provided therein or, in the event the Stockholder determines not to Transfer any or all Subject Shares pursuant to Section 4.1(b), such Stockholder shall promptly (and in any event within two (2) Business Days following such determination), tender such Subject Shares into the Offer as provided herein) pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (as defined below) except for Permitted Encumbrances (as defined below). and (ii) if such Stockholder acquires any additional Subject Shares after the tenth Business Day following commencement of the Offer, to promptly (and, in any event, not later than two (2) Business Days after Stockholder acquires beneficial ownership of such additional Subject Shares, but in no event later than the last time at which the depositary can accept tendered shares of Common Stock prior to the expiration of the Offer) validly tender or cause to be validly tendered into the Offer all of such Stockholders’ additional Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (as defined below) except for Permitted Encumbrances (as defined below) (in the case of (i) or (ii), other than such Stockholder’s (x) Company Options that are not exercised prior to the date on which such Stockholder tenders such Subject Shares, (y) Company RSUs, and (z) prior to the exercise of such Company Options or the issuance of shares of Common Stock in connection with the vesting of Company RSUs, the shares of Common Stock subject to such Company Options and Company RSUs (the securities referenced in clauses (x), (y) and (z), such Stockholder’s “Excluded Securities”)). Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw, and not cause to be withdrawn, such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. In the event this Agreement has been validly terminated in accordance with Section 5.2, Merger Sub shall, and Parent shall cause Merger Sub to, promptly return to the Stockholder all Subject Shares such Stockholder tendered in the Offer. At all times commencing with the date hereof and continuing until the valid termination of this Agreement in accordance with its terms, each Stockholder shall not tender any of such Stockholder’s Subject Shares into any tender or exchange offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent.

Section 1.2 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, until the termination of the Merger Agreement in accordance with its terms, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder shall, in each case to the fullest extent that such Stockholders’ Subject Shares are entitled to vote thereon, vote against (i) any action or agreement that would reasonably be expected to result in the failure of any Offer Condition to be satisfied and (ii) any Takeover Proposal and (iii) any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with or prevent the consummation of the Offer or the Merger or the other Transactions.

Section 1.3 Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the outstanding shares of Common Stock beneficially owned by such Stockholder which are inconsistent with such Stockholder’s obligations under Section 1.2. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote or execute or withhold consent in the manner contemplated by Section 1.2 hereof. The proxy granted by each Stockholder pursuant to this Section 1.3 is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

Section 1.4 No Obligation to Exercise. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate any Stockholder to exercise any option or any other right to acquire any shares of Common Stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder represents and warrants to Parent and Merger Sub, as to such Stockholder with respect to his, her or its own account and with respect to his, her or its Subject Shares, on a several basis, that:

Section 2.1 Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has all requisite entity power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has all requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. If such Stockholder is a trust or other entity created and used for estate planning purposes, such Stockholder was validly created and is duly existing pursuant to (i) all instruments and other documents creating and governing the creation, operation and administration of such Stockholder (“Trust Documents”) and (ii) under the laws of the State pursuant to which such Stockholder was created. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (the “Enforceability Limitations”). If such Stockholder is married, and any of such Stockholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Enforceability Limitations.

Section 2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder (or if applicable, such Stockholder’s spouse) nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder (or if applicable, such Stockholder’s spouse) with any provisions herein will (a) if such Stockholder is (i) not an individual and not a trust or other entity created and used for estate planning purposes, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder or (ii) a trust or other entity created and used for estate planning purposes, conflict with or results in any breach of any provisions of its Trust Documents, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Stockholder (or if applicable, such Stockholder’s spouse), except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities Laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which such Stockholder (or if applicable, such Stockholder’s spouse) is a party or by which such Stockholder (or if applicable, such Stockholder’s spouse) or any of such Stockholder’s Subject Shares may be bound, or (d) violate any Law applicable to such Stockholder (or if applicable, such Stockholder’s spouse) or by which any of such Stockholder’s Subject Shares are bound, except, in the case of each of clauses (b), (c), and (d), as would not reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

Section 2.3 Ownership of Subject Shares; Total Shares. Such Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that for purposes of Schedule A, all options, restricted stock units and other similar securities are included even if unvested or not exercisable) of all of such Stockholder’s Subject Shares and has good and marketable title to all of such Stockholder’s Subject Shares free and clear of any Liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement or (ii) any applicable restrictions on transfer under the Securities Act or any state securities Law and (iii) any applicable Company Stock Plan or agreements evidencing grants thereunder ((i) through (iii), collectively, “Permitted Encumbrances”). The Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Common Stock, Company Options and Company RSUs and any other securities of the Company beneficially owned by such Stockholder as of the date hereof.

Section 2.4 Dispositive Power. Such Stockholder has full and sole voting power, and full and sole power of disposition, in each case with respect to such Stockholder’s Subject Shares to the extent they consist of vested shares of Common Stock, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Encumbrance with respect to the voting of such Subject Shares, except as expressly provided herein (including the Permitted Encumbrances).

Section 2.5 Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Action pending against, or, to the knowledge of such Stockholder, threatened in writing against such Stockholder (or any of such Stockholder’s Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

Section 2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Merger Sub represent and warrant to each Stockholder that:

Section 3.1 Organization and Qualification. Each of Parent and Merger Sub is a duly incorporated and validly existing corporation in good standing under the Laws of the jurisdiction of its incorporation. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

Section 3.2 Authority for this Agreement. Each of Parent and Merger Sub has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the termination of this Agreement:

Section 4.1 No Transfer; No Inconsistent Arrangements.

(a) Each Stockholder hereby agrees that, from and after the date hereof and until this Agreement is terminated, such Stockholder shall not, directly or indirectly, take any action that would have the effect of preventing, materially delaying or materially impairing such Stockholder from performing any of its obligations under this Agreement.

(b) Except as provided hereunder (which, for clarity, includes the tendering of such Stockholder’s Subject Shares (other than such Stockholder’s Excluded Securities) into the Offer in accordance with the terms of this Agreement and the Merger Agreement), from and after the date hereof and until this Agreement is terminated, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of such Stockholder’s Subject Shares, (ii) transfer, sell, assign, gift, hedge, distribute, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer other than the Offer), or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), or (iii) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any legal or beneficial interest therein. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholders may Transfer not more than 65,000 of such Stockholders’ Subject Shares, in the aggregate, in one or more charitable contributions to no more than two (2) transferees, in the aggregate, but solely if and to the extent that any such Transfer occurs not less than five (5) Business Days prior to the initial expiration of the Offer (any such Transfer and any other Transfer as Parent may agree pursuant to Section 4.1(d) below, a “Permitted Transfer”), provided, that a Transfer described in this sentence shall be a Permitted Transfer only if (x) all of the representations and warranties in this Agreement with respect to such Stockholder would be true and correct upon such Transfer, (y) the transferee of such Subject Shares, prior to the date of such Transfer, agrees in a signed writing satisfactory to Parent (acting reasonably) to accept such Subject Shares subject to the terms of this Agreement and to be bound by the terms of this Agreement as a “Stockholder” for all purposes of this Agreement and (z) the transferee of such Subject Shares, simultaneously with accepting such charitable contribution, takes all actions necessary to tender such Subject Shares into the Offer pursuant to the terms of the Offer. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms.

(c) Unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, such Stockholder agrees that it shall not become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

(d) Notwithstanding Section 4.1(b), such Stockholder may make Transfers of such Stockholder’s Subject Shares as Parent may agree in writing in its sole discretion.

Section 4.2 Documentation and Information. Such Stockholder shall not, and shall direct their respective Representatives not to, make any public announcement regarding this Agreement or the transactions contemplated hereby, the Merger Agreement or the Transactions contemplated thereby, or any Takeover Proposal without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except in an amendment to any Schedule 13D filed by such Stockholder or as may otherwise be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent, and such Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure). Such Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary or advisable in connection with the Offer, the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, such Stockholder’s identity and ownership of such Stockholder’s Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.3 Adjustments. In the event of any stock split, stock dividend, combination, exchange of shares or the like of the shares of Common Stock affecting a Stockholder’s Subject Shares, the terms of this Agreement shall apply to the resulting securities.

Section 4.4 Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any of their respective affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the closing of the Merger) or (b) alleging a breach of any duty of the Company Board of Directors in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

Section 4.5 No Solicitation. Unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, each Stockholder shall not (i) solicit, initiate, knowingly facilitate or knowingly encourage the making of any Takeover Proposal, (ii) enter into or participate in any discussions with any Person regarding a Takeover Proposal or any potential Takeover Proposal (other than to state that such Stockholder and the Company are not permitted to have discussions except in accordance with the terms of the Merger Agreement), (iii) execute or enter into any Contract providing for a Takeover Proposal, (iv) furnish to any Person any non-public information regarding such Stockholder’s Subject Shares in connection with any Takeover Proposal or any potential Takeover Proposal, or (v) encourage or recommend any other holder of Common Stock to not tender shares of Common Stock into the Offer (each of the actions described in clauses (i), (ii), (iii), (iv) or (v), a “Restricted Activity”). Notwithstanding the foregoing, to the extent that the Company or the Company Board is permitted to engage in any Restricted Activities pursuant to Section 5.4(b) of the Merger Agreement, such Stockholder may participate in such Restricted Activities, provided that such action by such Stockholder would be permitted to be taken by the Company or the Company Board pursuant to Section 5.4(b) of the Merger Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by facsimile transmission or electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address, facsimile number or email address set forth (i) if to Parent or Merger Sub, to the address, facsimile number or email address set forth in Section 8.7 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address, facsimile number or email address set forth on a signature page hereto.

Section 5.2 Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the entry without the prior written consent of such Stockholder into any amendment, waiver or modification to the Merger Agreement or the terms of, or conditions to, the Offer, that results in (i) a change to the form of consideration to be paid in the Offer, (ii) a decrease to the Offer Price (except to the extent required pursuant to Section 1.1(e) of the Merger Agreement), (iii) a decrease in the number of shares of Common Stock sought in the Offer, (iv) an extension of the Offer, other than in the manner required or permitted by the provisions of Section 1.1(c) of the Merger Agreement, (v) the imposition of conditions to the Offer other than those set forth in Exhibit A to the Merger Agreement, or (vi) an amendment or modification to any other term of or condition to the Offer in any manner that is adverse to the holders of Common Stock or (d) the mutual written consent of Parent and such Stockholder. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any knowing and willful breach of any provision of this Agreement prior to such termination.

Section 5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4 Entire Agreement; Assignment. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Parent and Merger Sub, in the case of an assignment by a Stockholder and (b) the Stockholders, in the case of an assignment by Parent or Merger Sub; provided, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

Section 5.5 Enforcement of the Agreement. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that or otherwise asset that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.6 Jurisdiction; Waiver of Jury Trial.

(a) Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the Chosen Courts (as defined below), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any action or proceeding arising out of or relating to this Agreement or the Transactions shall be brought, tried and determined only in a state or federal court located in Baltimore City, Maryland (the “Chosen Courts”), (iv) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum, and (v) agrees that it will not bring any action arising out of or relating to this Agreement or the Transactions in any court other than the Chosen Courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6(B).

Section 5.7 Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Maryland, without regard to conflict of law principles thereof.

Section 5.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 5.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

Section 5.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

Section 5.12 Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

Section 5.13 Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform its obligations under this Agreement.

Section 5.14 Capacity as Stockholder. Each Stockholder signs this Agreement in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Notwithstanding anything herein to the contrary, nothing in this Agreement shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, in each case to the extent such actions (or failures to act), are in accordance with the terms and conditions of the Merger Agreement and any agreements entered into in connection therewith.

Section 5.15 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

Section 5.16 No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed by all parties hereto.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

MOODY’S CORPORATION

By:	/s/ Raymond McDaniel
Name: Raymond McDaniel
Title: President and CEO

MOODY’S ANALYTICS MARYLAND CORP.

By:	/s/ Mark E. Almeida
Name: Mark E. Almeida
Title: President

/s/ Jonathan Garfield
Name: Jonathan Garfield

JONATHAN GARFIELD FAMILY TRUST

By:	/s/ Celia Hartmann
Name: Celia Hartmann
Title: Trustee

JONATHAN T. GARFIELD 2016 QUALIFIED ANNUITY TRUST

By:	/s/ Celia Hartmann
Name: Celia Hartmann
Title: Trustee

Schedule A

Stockholder	Number of Subject Shares
	Common Stock	Company Options	Company RSUs
Jonathan Garfield	721,864	100,000	52,755
Jonathan T. Garfield 2016 Qualified Annuity Trust	103,400	0	0
Jonathan Garfield Family Trust	36,093	0	0